                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              U.S. CAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
   (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
   (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
   (5)  Total fee paid:

--------------------------------------------------------------------------------
   [ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

--------------------------------------------------------------------------------
   (2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
   (3)  Filing party:

--------------------------------------------------------------------------------
   (4)  Date filed:

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

                                  [USCAN LOGO]

                              U.S. CAN CORPORATION
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60523

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 2000

     The 2000 Annual Meeting of Stockholders of U.S. Can Corporation (the "Company") will be held on Thursday, April 27, 2000, at 10:00 a.m. (local time), at the headquarters of the Company located at 900 Commerce Drive, Oak Brook, Illinois, for the following purposes:

        (1) To elect two directors, each to hold office for a term of three years;

        (2) To ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the year 2000; and

        (3) To transact any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

     Only stockholders of record as of March 3, 2000, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during regular business hours at the offices of the Company.

     Whether or not you plan to attend the Annual Meeting, please vote on all Proposals, sign and date the enclosed proxy card and return it in the reply envelope (included in this package) as soon as possible. Following these instructions will ensure that your shares are represented and voted in accordance with your wishes.

     IF YOU HAVE QUESTIONS, OR NEED ASSISTANCE IN VOTING YOUR SHARES CORRECTLY, PLEASE CALL MACKENZIE PARTNERS, INC., WHICH IS ASSISTING US WITH THIS SOLICITATION, TOLL-FREE AT (800) 322-2885.

                                          By Order of the Board of Directors

                                          /s/ Steven K. Sims
                                          Steven K. Sims
                                          Vice President,
                                          General Counsel and Secretary

Oak Brook, Illinois
March 28, 2000

                              U.S. CAN CORPORATION
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60523

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 2000

     The enclosed proxy is solicited by the Board of Directors of U.S. Can Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, April 27, 2000 (the "2000 Annual Meeting"). Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by (i) sending written notice of revocation to Steven K. Sims, Corporate Secretary, U.S. Can Corporation, 900 Commerce Drive, Oak Brook, Illinois, 60523,
(ii) signing and delivering a subsequently dated proxy or (iii) attending the 2000 Annual Meeting in person and giving notice of revocation to the Inspectors of Election. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 28, 2000.

     March 3, 2000 was the record date for the determination of stockholders entitled to notice of, and to vote at, the 2000 Annual Meeting. On that date, there were outstanding and entitled to vote 13,448,471 shares of Common Stock, which is the Company's only class of outstanding voting securities. Each stockholder is entitled to one vote for each share of Common Stock held of record.

     Two Inspectors of Election, each from Harris Trust and Savings Bank and appointed by the Board of Directors, will determine the shares represented at the 2000 Annual Meeting and the validity of proxies and ballots, and tabulate the votes cast at the 2000 Annual Meeting. A plurality of the votes cast at the 2000 Annual Meeting is required for the election of directors. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2000 Annual Meeting is required for approval of all other matters submitted to the stockholders for their consideration.

     Abstentions and broker non-votes will be included when determining whether a quorum is present at the 2000 Annual Meeting. Abstentions and broker non-votes have no effect on voting for the election of directors because neither is considered a vote cast. An abstention has the effect of voting against a matter where a vote of a majority of the shares present and entitled to vote is required since an abstention is counted as a share present and entitled to vote but is not counted as a vote for such matter. Broker non-votes have no effect where a majority of the shares present and entitled to vote is required since they are not counted as shares present and entitled to vote with respect to such matter. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee has discretionary voting power or has received such instructions).

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has at present fixed the number of directors constituting the Board at seven. In accordance with the Company's Restated Certificate of Incorporation, the directors have been divided into three classes, as nearly equal in number as is reasonably possible. The class of directors whose term expires at the 2000 Annual Meeting consists of two persons. The Company proposes to elect two directors, each to hold office for a term of three years and until his successor has been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the three nominees named in this Proxy Statement.

     The Company has no reason to believe that any nominee named herein will be unavailable to serve as a director. However, if any nominee for any reason is unable to serve or for good cause will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine. Stockholders may not cumulate their votes in the election of directors.

     The following nominees are currently directors of the Company and its wholly owned subsidiary, United States Can Company ("U.S. Can"):

     PAUL W. JONES. Paul W. Jones joined the Company as President and Chief Executive Officer in April 1998, and was elected Chairman of the Board in July 1998. From 1989 to 1998, Mr. Jones was the President of Greenfield Industries, Inc. ("Greenfield"). Greenfield is an international tool manufacturer. Prior to joining Greenfield, Mr. Jones was with General Electric ("GE") for 19 years, holding many positions. From 1988 to 1989, he served as General
Manager -- Manufacturing for GE Transportation Systems. Prior to that time, Mr. Jones was the General Manager of GE Drives, Motor and Generator Operations. Mr. Jones is a member of the Board of Directors of Federal Signal Corporation.

     BENJAMIN F. BAILAR. Benjamin F. Bailar has served as a Director of the Company since 1986. He is the Dean and Professor Emeritus of the Jones Graduate School of Administration at Rice University, where he served from 1987 to 1997. He is also a director of Dana Corporation, Smith International, Inc. and Trico Marine Services Inc. Dean Bailar serves as Chairman of the Company's Audit Committee and is also a member of the Compensation and Management Development Committee.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
                     THE ELECTION OF EACH OF THE NOMINEES.

                        EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information, as of February 29, 2000, with respect to each executive officer or director of the Company.

NAME                                   AGE                            TITLE
----                                   ---                            -----
Paul W. Jones........................  51     Chairman of the Board, President and Chief Executive
                                              Officer
John L. Workman......................  48     Executive Vice President and Chief Financial Officer
J. Michael Kirk......................  42     Executive Vice President, Corporate Marketing and
                                              Aerosol Sales
Gillian V. N. Derbyshire.............  46     Senior Vice President and General Manger, Paint,
                                              Plastic, Custom and General Line Operations
Roger B. Farley......................  56     Senior Vice President, Human Resources
David R. Ford........................  53     Senior Vice President, International, and President,
                                              European Operations
Thomas A. Scrimo.....................  51     Senior Vice President and General Manager, Aerosol
                                              Operations and Business Support
Peter J. Andres......................  56     Vice President, Treasurer and Assistant Secretary
John R. McGowan......................  58     Vice President and Controller
Larry S. Morrison....................  46     Vice President, Operational Excellence
Emil P. Obradovich...................  53     Vice President and Chief Technical Officer
Steven K. Sims.......................  35     Vice President, General Counsel and Secretary
Calvin W. Aurand, Jr. ...............  69     Director
Benjamin F. Bailar...................  65     Director
Charles W. Gaillard..................  59     Director
Ricardo Poma.........................  53     Director
Francisco A. Soler...................  54     Director
Louis B. Susman......................  62     Director

     Each member of the Board of Directors of the Company is also a member of the Board of Directors of U.S. Can.

     The Company's Board of Directors is divided into three classes serving staggered three-year terms. Each Director of the Company is elected at the annual meeting at which such Director's class stands for election and serves until the annual meeting of the Company's stockholders three years later, or until such Director's successor is duly elected and qualified. Messrs. Bailar and Jones are serving three-year terms expiring at the 2000 Annual Meeting; Messrs. Aurand and Soler are serving three-year terms expiring at the 2001 Annual Meeting; and Messrs. Gaillard, Poma and Susman are serving three-year terms expiring at the 2002 Annual Meeting.

     In connection with the Company's initial public offering of Common Stock in March 1993 (the "IPO"), the Company entered into an agreement (the "Stockholders Agreement") with its stockholders immediately prior to the IPO pursuant to which each of Salomon Smith Barney (successor-in-interest to Salomon Brothers Inc) and Messrs. Poma and Soler, for so long as each of them owns beneficially at least 175,000 shares of Common Stock, has the right to submit a name to the Board of Directors to be included in the slate of nominees for election to the Board of Directors. Mr. Susman is Salomon Smith Barney's current director designate, and Messrs. Poma and Soler are self-designated directors.

     The Stockholders Agreement provides that, if a designee ceases to serve for any reason, the party who submitted the name of such designee has the right to name a successor for approval by the Board of Directors to fill the vacancy so created, and any director so chosen shall hold office for a term expiring at the Annual Meeting at which the term of office of the class to which such director has been added expires, or until such director's successor has been duly elected and qualified.

BUSINESS EXPERIENCE

     The following biographical information is provided, as of February 29, 2000, with respect to each person named in the management table, other than the two nominees for election:

     John L. Workman has been Executive Vice President and Chief Financial Officer of the Company since his appointment in August 1998. Prior to his appointment, Mr. Workman served as Executive Vice President and Chief Restructuring Officer at Montgomery Ward Holding Corporation. Ward is one of the nation's largest privately-held retailers. Mr. Workman joined Ward in 1984 as a general auditor and held a variety of financial positions with Ward, including Vice President -- Controller, Vice President -- Finance and Chief Financial Officer. Mr. Workman was an executive officer of Ward in July 1997 when it filed for reorganization under Chapter 11 of the Federal bankruptcy laws. Prior to joining Ward, Mr. Workman was a partner in Main Hurdman CPAs which later merged into KPMG.

     J. Michael Kirk was appointed Executive Vice President, Marketing in January, 1999. In February 2000, Aerosol sales were also added to his duties. Prior to joining U.S. Can, he served as General Manager of Blank Fed Packaging Systems for Tetra Pak, Inc., a manufacturer of beverage packaging products. He joined Tetra Pak in 1986 as a sales manager and held a number of sales and marketing positions. At Tetra Pak, he became General Manager of the nine-state Southern Region of Tetra Pak and in 1996 was named General Manager of the company's 33-state Central Region.

     Gillian V. N. Derbyshire was appointed Senior Vice President, Paint, Plastic and General Line in September 1999. In February 2000, Custom and Specialty operations were added to Ms. Derbyshire's responsibilities. Prior to joining U.S. Can, she served as Vice President and General Manager of American National Can's ("ANC's") Worldwide Plastic Bottle Group, a position held from June 1997 to September 1999. Prior to joining ANC, Ms. Derbyshire was Vice President and General Manager of Tenneco Packaging's EZ Foil(R) Products Group (from June 1995 to June 1997). Prior to that, Ms. Derbyshire was Vice President, Sales and Marketing, of the Tenneco Packaging Specialty Packaging Group.

     Roger B. Farley joined U.S. Can as Senior Vice President, Human Resources in August 1998. He was elected to the same position with the Company in April 1999. Prior to joining U.S. Can, Mr. Farley was Senior Vice President, Human Resources (July 1997 to July 1998) and Vice President, Human Resources (June 1994 to June 1997) of Greenfield. Greenfield is an international tool manufacturer. Before joining Greenfield, Mr. Farley spent 28 years with GE in various operating and human resources positions.

     David R. Ford was appointed Senior Vice President, International of U.S. Can and President, European Operations in November 1997. He was elected to the same position with the Company in April 1999. From 1987 until this appointment, Mr. Ford held a number of senior management positions with CMB Packaging Group, a division of CarnaudMetalbox (a Crown, Cork & Seal company), including Vice President, Eastern Europe; Vice President, European Food Can business; Regional Vice President, Northern Europe; and Managing Director, CMB Food Can UK. Crown, Cork & Seal is a global metal and plastic packaging company.

     Thomas A. Scrimo was appointed Senior Vice President and General Manager, Aerosol Operations and Business Support in February 2000. From August 1998 to February 2000, Mr. Scrimo served as Vice President, Business Support Operations of the Company. Prior to joining the Company, he served as Vice President of Operations for Greenfield Industries, a position he held since January 1997. Prior to that he served as Vice President of Manufacturing of Commercial Cam Co., Wheeling, Illinois, a division of Emerson Electric Co. which manufactured precision material handling equipment.

     Peter J. Andres has served as U.S. Can's Treasurer since September 1987, Vice President since January 1988, and Assistant Secretary since January 1990. He has served as Vice President, Treasurer and Assistant Secretary of the Company since January 1990. From March to August 1987, Mr. Andres served as Director of Financial Services of U.S. Can. Prior to joining U.S. Can, Mr. Andres held a number of financial and sales positions during his 18-year tenure with American Can Company.

     John R. McGowan has served as Vice President and Controller of U.S. Can since August 1989. He was elected to the same position with the Company in April 1999. Mr. McGowan joined U.S. Can in May 1987 and served as Vice President, Planning for U.S. Can from September 1987 to July 1989. Prior to joining U.S. Can, Mr. McGowan held a number of financial and management positions during his 25-year tenure with Continental Can Company ("CCC"). Mr. McGowan was employed in CCC's general packaging operations as Division Manager, Finance from February to May 1987 and as Division Controller from February 1982 to January 1987.

     Larry S. Morrison has been Vice President, Operational Excellence since February 2000. From 1998 to February 2000, Mr. Morrison served as Vice President and General Manager, Custom & Specialty Products of U.S. Can. Prior to that, Mr. Morrison served as Vice President of Manufacturing of Custom and Specialty from July 1995 to 1998. From October 1991 to July 1995, Mr. Morrison served as Director of Operations at U.S. Can's Hubbard, Ohio and Baltimore, Maryland plants. Mr. Morrison was with Sherwin-Williams' container division for 10 years prior to U.S. Can's acquisition of the division in 1983.

     Emil P. Obradovich has served as Vice President and Chief Technology Officer since February 2000. From 1996 to February 2000, Mr. Obradovich served as Managing Director of Technical Service for U.S. Can. From 1983 to 1996, Mr. Obradovich served as Technical Director of U.S. Can. He also spent 10 years with Sherwin-Williams prior to the creation of U.S. Can.

     Steven K. Sims has served as Vice President, General Counsel and Secretary of the Company and U.S. Can since June 1998. Prior to his election, Mr. Sims served as Assistant General Counsel of U.S. Can from April 1995 to May 1998. From September 1989 to March 1995, Mr. Sims was engaged in private practice at the Chicago-based law firm of Ross & Hardies, representing public and private companies in corporate and securities matters and mergers and acquisitions.

     Calvin W. Aurand, Jr. has served as a Director of the Company since 1995. In April 1995, Mr. Aurand retired as Chairman of the Board of Banta Corporation ("Banta"), Menasha, Wisconsin, a printing company where he was employed for over five years. Mr. Aurand also served as President and Chief Executive Officer of Banta during this period. Prior to joining Banta, Mr. Aurand was President and Chief Operating Officer of American Bank Note Company, New York; President and Chief Executive Officer of Charles P. Young Company, New York; President and Chief Operating Officer of Stecker-Traung-Schmidt Corporation, Detroit; and had held key financial positions in Bemis Company, Minneapolis. Mr. Aurand is a director of Riverside Paper Corp., Schiele Graphics Corp., and Deluxe Corp.

     Charles W. Gaillard has served as a Director of the Company since 1999. From 1995 to October 1999, Mr. Gaillard was President of General Mills. General Mills is one of the largest consumer foods companies in the United States. Mr. Gaillard joined General Mills in 1966 and advanced through various food marketing management positions, becoming Executive Vice President in 1989 and Vice Chairman in 1993. From 1989 to 1993 he was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills and Nestle, S.A. Mr. Gaillard is a director of Whitman Corporation and Valspar Corporation.

     Ricardo Poma has served as a Director of the Company since 1983. Mr. Poma is Managing Partner and Chief Executive Officer of Grupo Poma, a family holding company involved in automobile distribution, hotels, real estate development and manufacturing. Mr. Poma has held this position since June 1979. Mr. Poma is also Vice Chairman of International Bancorp of Miami, Inc.; a member of the Advisory Board of Bain Capital, an investment fund; and President of the School for Economics and Business, a private university in El Salvador.

     Francisco A. Soler has served as a Director of the Company since 1983. Mr. Soler is Chairman of International Bancorp of Miami, Inc., the holding company for The International Bank of Miami, N.A., and has held this position since 1985. Mr. Soler is also President of Harbour Club Milano Spa. and a director of various industrial and commercial companies in the United Kingdom and El Salvador.

     Louis B. Susman has served as a Director of the Company since 1998. Mr. Susman is Vice Chairman of Investment Banking and Managing Director of Salomon Smith Barney Inc. ("Salomon Smith Barney"). He is also a member of its Investment Banking Management Committee, with responsibility for all Investment

Banking offices outside of New York City. Prior to joining Salomon Brothers Inc (one of the predecessors of Salomon Smith Barney) in June 1989, Mr. Susman was a senior partner at the St. Louis-based law firm of Thompson & Mitchell. Mr. Susman is a Director of Drury Inns and has previously served on the Boards of the St. Louis National Baseball Club, Inc., Silver Eagle, Inc., Hasco International, PennCorp Financial, Avery, Inc. and other publicly-held corporations.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 11 meetings in 1999. The Board has a standing Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee. During 1999, no director attended fewer than 75% of the aggregate of (1) all meetings of the Board of Directors held while he was serving as a director and (2) all meetings of any committee held while he was a member of such committee.

     Audit Committee. The Audit Committee consists of Dean Bailar (Chairman) and Messrs. Aurand, Poma and Susman, each of whom is a non-employee director. Among the Committee's functions are making recommendations to the Board of Directors regarding the continued engagement of the Company's independent auditors, reviewing with the independent auditors and the Company's financial management the financial statements and results of the audit engagement, reviewing the adequacy of the Company's system of internal accounting controls and reviewing and approving audit and non-audit fees of the independent auditors. The Audit Committee held five meetings in 1999.

     Compensation and Management Development Committee. The Compensation and Management Development Committee consists of Mr. Gaillard (Chairman) and Messrs. Bailar and Soler, each of whom is a non-employee director. The Compensation and Management Development Committee develops and administers the compensation programs for the Company's executive officers and other salaried employees. The Compensation and Management Development Committee also works with the Chief Executive Officer in the assessment of the organization's effectiveness, leadership depth and the development of highly valued executives and other managers throughout the Company. The Compensation and Management Development Committee held five meetings in 1999.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. Susman (Chairman) and Messrs. Aurand and Poma. All of the members are non-employee directors. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors concerning the size and composition of the Board of Directors, the qualifications of potential new directors and the formation of a slate of directors to stand for election at each Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee will consider Board nominees recommended by stockholders. The Nominating and Corporate Governance Committee also advises the Board on the Company's relations with its stockholders and all matters concerning corporate governance to the extent these matters are not the responsibility of other committees. The Nominating and Corporate Governance Committee held two meetings in 1999.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive annual retainers of $30,000 and meeting fees of $1,500 for each Board of Directors meeting attended, $1,000 for each Board Committee meeting attended, and $500 for each telephonic Board meeting in which a director participates. Each director is reimbursed for reasonable expenses incurred in connection with services provided as a director. In payment of his 1999 retainer, each outside director or his designate received, at the Director's option, an award of 1,791 restricted shares in April 1999, which will vest in April 2000 if the director is still serving on the Board, or cash. Vesting of director restricted stock would be accelerated in the event of certain change-in-control transactions, including but not limited to the acquisition of 15% or more of the Company's outstanding shares of Common Stock by a previously unaffiliated person, or a merger in which the Company is not the surviving entity. The Company adopted a Directors Equity Plan in 1999. Under this Plan, beginning in 2000, each director may defer all or part of his cash fees into deferred Company Stock units, to be settled in cash or stock upon leaving the Board.

                             EXECUTIVE COMPENSATION

     The following tables set forth information relating to (a) compensation paid or accrued by the Company and its subsidiaries to the Chief Executive Officer ("CEO") and each of the four most highly compensated executive officers of the Company (other than the CEO) serving at December 31, 1999 (each, a "named executive officer"), for services rendered to the Company and its subsidiaries in all capacities during fiscal years 1999, 1998 and 1997 and (b) options held by named executive officers at December 31, 1999.

SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                                                                 ---------------------------------
                                                                                         AWARDS            PAYOUTS
                                                                                 -----------------------   -------
                                                  ANNUAL COMPENSATION            RESTRICTED   SECURITIES
                                         -------------------------------------     STOCK      UNDERLYING
                                                                  OTHER ANNUAL     AWARDS      OPTIONS/     LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY       BONUS      COMPENSATION      (A)        SARS (#)    PAYOUTS   COMPENSATION
---------------------------      ----    --------     --------    ------------   ----------   ----------   -------   ------------
Paul W. Jones(b)...............  1999    $572,800     $830,200(c)   $  7,500          none        none      none       $ 96,300(d)
 President and Chief Executive   1998    $384,900     $643,800(c)   $  5,500          none     450,000      none       $ 68,100
 Officer
David R. Ford(b)(e)............  1999    $383,000     $251,300(c)       none          none        none      none       $239,116(f)
 Senior Vice President,          1998    $365,100     $143,100(c)       none          none      28,000      none       $116,600
 International and President,    1997    $ 37,445         none          none      $255,000        none      none           none
 European Operations
John L. Workman(b).............  1999    $378,600     $270,700(c)   $  7,500          none        none      none       $ 54,100(d)
 Executive Vice President and    1998    $119,600     $165,000(c)   $  2,900          none     117,750      none       $  2,200
 Chief Financial Officer
Roger B. Farley(b).............  1999    $224,000     $155,900(c)   $  7,500          none        none      none       $ 31,400(d)
 Senior Vice President,          1998    $ 82,900     $125,000(c)   $  2,900          none      94,000      none       $  2,300
 Human Resources
Frank J. Galvin(b).............  1999    $343,300     $185,600(c)   $ 10,400          none        none      none       $ 55,700(d)
 Former Executive Vice           1998    $331,500     $118,300(c)   $ 10,400          none      14,000      none       $ 67,400
 President and General Manager,  1997    $315,000         none      $  9,800          none        none      none       $ 52,300
 Aerosol Products

-------------------------

(a) On December 31, 1999, Mr. Galvin held 30,000 shares of restricted Common Stock having a market value, based on the closing price of the Common Stock on the last trading date in 1999, of $596,250. Mr. Ford would be entitled to receive dividends, if any, on the shares of Common Stock underlying the restricted stock award shown in this column.

(b) Mr. Jones joined the Company in April 1998. Mr. Ford joined the Company in November 1997. Messrs. Workman and Farley each joined the Company in August 1998. Mr. Galvin retired as Executive Vice President and General Manager, Aerosol Products in February 2000.

(c) The 1998 amounts for Messrs. Jones, Workman and Farley consist of a signing or make-whole bonus (based on foregone bonus from their previous employers) and a guaranteed partial year 1998 incentive payout. Mr. Jones' 1998 bonus amount has been restated to reflect the final amount awarded to him under the 1998 Management Incentive Plan, a change of $25,000. For 1998 and 1999, the amounts shown for all of these officers include the dollar value of additional deferred stock units provided by the Company to the named executive officers in connection with their deferral of a portion of their 1998 and 1999 bonuses into deferred stock units under the Company's Executive Deferred Compensation Plan. Under this Plan, eligible executives may defer up to 25% of their annual incentive compensation into deferred Company stock units, to be settled in cash or stock upon separation from service. The Company contributes one additional deferred stock unit for each five deferred stock units elected by the executive.

(d) The 1999 amounts shown for Messrs. Jones and Farley include the cost of life insurance in excess of the Company's standard benefit ($5,800 and $4,400, respectively). The 1999 amounts shown for Messrs. Jones, Workman, Farley and Galvin include contributions or payments for their benefit to

     U.S. Can's Salaried Employee Savings and Retirement Accumulation Plan ("SRAP") and pursuant to nonqualified retirement plans ($90,500, $54,100, $27,000 and $55,700, respectively).

(e) Mr. Ford is compensated in British Pounds. Certain amounts shown for Mr. Ford have been converted to U.S. Dollars at the exchange rate in effect as of the calendar year-end for the year in which payment was made.

(f) The 1999 amount shown consists of contributions to an executive retirement plan and an overseas employee benefit trust, of which Mr. Ford is the beneficiary, designed to provide contractual retirement benefits ($229,424) and the cost of life insurance ($9,692).

AGGREGATED OPTION/SAR EXERCISES IN 1999 AND 1999-END OPTION/SAR VALUES

     No shares were acquired, nor value realized, as a result of option exercises by the named executive officers during 1999. The Company has not awarded any stock appreciation rights ("SARs").

                                                  NUMBER OF SECURITIES
                                                       UNDERLYING                   VALUE OF
                                                      UNEXERCISED                 UNEXERCISED
                                                      OPTIONS/SARS                IN-THE-MONEY
                                                     AT 1999-END(#)      OPTIONS/SARS AT 1999-END($)(A)
                                                  --------------------   ------------------------------
                                                      EXERCISABLE/                EXERCISABLE/
NAME                                                 UNEXERCISABLE               UNEXERCISABLE
----                                              --------------------   ------------------------------
Paul W. Jones(b)...............................     216,667/233,333            $497,564/$449,999
David R. Ford..................................       9,334/18,666             $ 35,003/$ 69,998
John L. Workman................................      51,750/66,000             $183,744/$253,750
Roger B. Farley................................      43,334/50,666             $148,690/$194,998
Frank J. Galvin................................      84,667/9,333              $747,501/$ 34,999

-------------------------

(a) This amount is the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the New York Stock Exchange on December 31, 1999 (the last trading session in 1999) and the exercise price for that option.

(b) Mr. Jones was granted 300,000 options in 1998 which were granted as incentive stock options to the maximum extent permitted by the Internal Revenue Code. At the time Mr. Jones exercises the portion of these options which are not incentive stock options (283,563), the Company has agreed to make an additional payment to him in an amount sufficient, on a net, after-tax basis, to compensate him for the difference between the actual tax treatment to him of the exercise of these options and the tax treatment that would have occurred had he received all incentive stock options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

Paul W. Jones

     The Company entered into a three-year employment agreement with Mr. Jones, beginning in April 1998. Under the terms of Mr. Jones' employment agreement, Mr. Jones will be paid an annual base salary of at least $575,000 per annum. His base salary and other compensation will be reviewed annually by the Compensation and Management Development Committee of the Board of Directors. The Company has also agreed to provide Mr. Jones with group term life insurance in the amount of $2,000,000, an automobile allowance and employee benefits comparable to those provided to other senior executives of the Company.

     In the event of Mr. Jones' death or permanent disability or a change of control of the Company, or if the Board of Directors terminates his employment as Chief Executive Officer of the Company for any reason other than cause, the initial 300,000 options granted to him will vest automatically. In the event of the termination of Mr. Jones' employment with the Company due to his death or permanent disability, the Company has agreed to pay him or his estate an amount equal to one year's base salary. In the event Mr. Jones' employment is terminated by the Company without cause, he shall receive his base salary and benefits for the remainder of the term of his employment agreement or 18 months, whichever is longer, and he will receive a bonus prorated to reflect any partial year of employment if, at the end of that year, it is determined that the minimum bonus target has been met or exceeded. If Mr. Jones' employment agreement is terminated for cause, he will receive no further compensation. In the event that there is a change of control of the Company and within two years of that change of control Mr. Jones resigns because he suffers a material diminution in salary, benefits or responsibilities or is required to relocate more than 50 miles from Oak Brook, Illinois ("Resignation for Cause"), he will be entitled to the same compensation as if his employment were terminated without cause. If the total value of his compensation treated as contingent on any change of control exceeds the threshold specified under Section 280G(b) of the Internal Revenue Code beyond which a portion of such benefits are considered an excess parachute payment, he will be reimbursed in an amount such that the total value of such compensation, net of all applicable taxes, would be the same as if no excise tax under 4999(a) of the Code were payable in respect to such excess parachute payment.

David R. Ford

     U.S. Can, through its wholly owned subsidiary, USC Holding UK Limited (as employer), has entered into a service agreement with Mr. Ford. The service agreement will continue in effect until terminated by the employer or Mr. Ford, but not beyond Mr. Ford's attainment of the employer's retirement age (currently
65). The employer has agreed to pay Mr. Ford a base salary of L232,000 per year during the term of his agreement and to provide him retirement benefits no less beneficial than those provided by his previous employer. He also receives an employer-provided automobile. The employer has agreed to provide a target bonus for Mr. Ford of 50% of base salary with the actual amount determined based upon the attainment of pre-established performance goals. Mr. Ford's employment under the agreement may be terminated by him, with 12 months advance notice to the employer, and by the employer, with 24 months notice to Mr. Ford (except the employer may terminate Mr. Ford's employment for cause without prior notice). After termination notice is given and prior to expiration of the notice period, the employer is required to continue to pay Mr. Ford's salary and provide other contractual benefits, and Mr. Ford continues to be bound by the agreement. If Mr. Ford's employment is terminated by reason of redundancy, the employer is required to make an additional payment to Mr. Ford equal to two times Mr. Ford's entitlement to statutory redundancy pay (to include the statutory entitlement). The service agreement requires Mr. Ford to refrain from disclosing confidential information acquired in connection with his employment with the employer, and also requires Mr. Ford to refrain from working for any other firm during the term of the agreement.

John L. Workman and Roger B. Farley

     The Company entered into two-year employment agreements with Messrs. Workman and Farley beginning in January and February 2000, respectively. Following expiration of his employment agreement, each of them would be included in the Company's Executive Severance Plan, as described later in this section. If, during the term, a change in control (as defined in their change-in-control agreements) occurs with respect to the Company, these employment agreements would terminate and the terms of their employment would be governed by the change-in-control agreements, as described later in this section. Messrs. Workman and Farley have each entered into two-year covenants-not-to-compete in their geographic areas of management responsibility.

     Under the employment agreements, Messrs. Workman and Farley will be paid an annual base salary of at least $375,000 and $216,000 per annum, respectively, and will participate in the Company's Management Incentive Plan with an opportunity for an incentive payment of at least 50% of their base salary. The Company has agreed, upon the death or disability of either executive, to pay to the executive or his estate (i) salary continuance for 12 months, less any amount received from any life or disability insurance maintained by the Company and (ii) a performance bonus based on the executive's performance during the applicable performance period, reduced pro-rata for the portion of such period in which he was not employed. If either executive should be terminated by the Company without cause or leave for good reason, the Company has agreed (i) to continue to make salary payments for 18 months after the date of such termination, (ii) to pay a performance bonus based on the executive's performance during the applicable performance period, reduced pro-rata for the portion of such period in which he was not employed, and (iii) to continue to vest any unexercisable options held by him for 18 months after the date of such termination. Good reason includes, among other things, a material demotion, relocation on terms causing unreasonable hardship or a reduction in salary.

Other Change-in-Control Arrangements

     AGREEMENTS

     The Company has entered into a change-in-control agreement with Mr. Ford which provides certain benefits to him if he is terminated or constructively terminated within two years following a change in control. A change in control is defined as the acquisition by any person or group of 15% or more of the Common Stock, a merger or consolidation in which the Company does not survive as an independent company, a sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company. Under this agreement, he is deemed to have been constructively terminated if he is assigned any duties inconsistent in any material respect with his duties before a change in control, or the Company takes any other action which results in a diminution in any material respect of his position, authority, duties or responsibilities that were in effect before a change in control. The change-in-control agreement with Mr. Ford provides that, if he is terminated or constructively terminated within two years following a change in control, he will receive severance pay equal to two times the greater of his base salary then in effect or his base salary in effect before the change in control; he will receive a pro-rated bonus for the year in which terminated or constructively terminated based upon the actual number of days he worked; and he will continue to receive the same health and welfare benefits he received at any time within 120 days of the change in control for two years following the date of such termination.

     The Company has entered into change-in-control agreements with Messrs. Workman and Farley which provide them certain benefits if they are terminated or constructively terminated within two years following a change in control. A change in control is defined as (i) the acquisition by any person or group of 30% or more of the common stock of the Company, (ii) a merger or consolidation in which the Company does not survive as an independent public company, (iii) a sale of all or substantially all of the assets of the Company, (iv) the liquidation or dissolution of the Company or (v) a change, during any two-year period, in a majority of the members of the Company's Board of Directors, unless the election of each new director was approved by two-thirds of the directors in office at the beginning of the period. Upon a change in control, any options held by Messrs. Workman or Farley that are not exercisable would become exercisable. These agreements provide that, if Messrs. Workman or Farley are terminated or constructively terminated within two years following a change in control, he would receive a severance payment equal to 18 months' salary and a bonus based on the Company's performance during the year he leaves. Under the agreements, Messrs. Workman or Farley would be constructively terminated if (i) he is assigned duties, responsibilities or status inconsistent with those in effect before a change in control, (ii) his salary is reduced, or (iii) he is relocated to an office more than 50 miles from his office prior to a change in control.

     OPTION GRANTS

     The unvested portion of the options granted to the named executive officers may vest upon the occurrence of one or more of the following events: (i) a change of control of the Company or upon termination or constructive termination of the named executive officer within two years following a change of control, and (ii) upon termination of the named executive officer's employment for reasons other than cause.

     EXECUTIVE DEFERRED COMPENSATION PLAN

     The Company maintains an Executive Deferred Compensation Plan. Under this Plan, eligible executives may defer up to 25% of their annual incentive compensation into deferred Company stock units, to be settled in cash or stock upon separation from service. The Company contributes one additional deferred stock unit for each five deferred stock units elected by the executive. These additional units vest after five years service or, if earlier, upon a change of control of the Company or the end of the executive's employment for reasons other than termination for cause.

Executive Severance Plan

     The Company maintains an Executive Severance Plan. The Compensation and Management Development Committee of the Board of Directors or CEO, acting within the parameters set by the Committee, designates those executives eligible to participate. The Plan provides salary continuation for 12 to 18 months after the termination of the participant's employment with the company if the participant is terminated without cause or terminates his or her employment for good reason. Good reason includes demotion, reduction in salary, certain relocations and elimination of participation in the Plan.

Frank J. Galvin

     In connection with Mr. Galvin's retirement, the Company and Mr. Galvin entered into a separation agreement in January 2000. Under the agreement, the Company has agreed (i) to continue to pay Mr. Galvin's base salary for two years after the date of his retirement, (ii) to pay to Mr. Galvin a lump sum in the amount of $170,000 on each of the second and third anniversaries of Mr. Galvin's retirement and (iii) to accelerate the vesting of 30,000 restricted shares and 9,333 stock options held by Mr. Galvin on the date of his retirement. Mr. Galvin has agreed (i) to provide consulting services to the Company after his retirement, (ii) not to compete with the Company or solicit the customers or employees of the Company for four years after his retirement and (iii) not to use or disclose certain proprietary or confidential information regarding the Company.

        REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") is composed entirely of directors who have never served as officers of the Company. Among other things, the Committee develops and administers the compensation programs for the Company's executive officers and other managers. Generally, the Committee approves the salary and bonus of, and option awards to, executives.

     Compensation Philosophy. The goals of the Company's compensation programs are to relate total compensation for key management to the achievement of short- and long-term corporate goals and objectives; to align executive officers' financial interests with those of shareholders to a significant degree; and to attract and retain key managers and to provide fair compensation for the responsibilities undertaken. These goals are met through a combination of salary, annual incentive compensation, stock options and other benefits. In evaluating the Company's compensation and benefit programs, the Committee has from time to time employed the services of an outside compensation consultant.

     1999 Programs. During 1999 the Committee focused on two measures of the Company's performance -- operating income and Shareholder Value Added
("SVA") -- in determining incentive payouts to senior management, other than executives hired in 1999 (who received contractual bonus payments as an inducement to join the Company). SVA is a decision-making and compensation model that measures changes in the relationship between net operating profit after-tax and capital employed in the business. Bonuses for executive officers are a function of the Company's performance relative to targeted operating income and improvement in SVA. In addition, all executive officers are eligible for stock option grants under the Company's 1999 Equity Incentive Plan (the "1999 EIP").

     During 1999, the Committee approved salary adjustments for the executive officers, established targets and funding levels for the 1999 Management Incentive Plan and approved 1998 bonus awards to executive officers and other senior managers. Generally, in the fourth quarter of each year preceding a new plan year, the Committee establishes certain targets for operating income and improvement in SVA. Bonus awards are dependent upon the degree to which targets are achieved and performance appraisals. Bonuses were awarded to all executive officers for 1999 based upon contractual commitments, in the case of executives hired in 1999, and based upon the achievement of substantially more than the targeted objectives, in the case of other executive officers.

     The Company also maintains an Executive Deferred Compensation Plan. Under this Plan, eligible executives may defer up to 25% of their annual incentive compensation into deferred Company stock units, to be settled in cash or stock upon separation from service. The Company contributes one additional deferred stock unit for each five deferred stock units elected by the executive. These additional units vest after five years service or, if earlier, upon a change of control of the Company or the end of the executive's employment for reasons other than cause. In 1999, all eligible executives participated in this Plan, most to the maximum extent possible.

     A number of options were granted to executives hired in 1999 to induce them to join the Company. These grants consisted primarily of options which vest based upon the achievement of certain stock price hurdles, with a smaller portion being matching grants (which are immediately exercisable) based upon the hired executives' personal purchases of Common Stock. In determining the size of option grants, the Company's directors consider the dilutive effect on shareholders, the alignment of executives' interests with those of shareholders and the value of the options as part of the recipient's total compensation.

     As of February 29, 2000, approximately 686,000 shares were available for award under the 1999 EIP. The primary purpose of the 1999 EIP is to allow the grant of stock options to management of the Company, including executives, which vest upon the achievement of certain Common Stock price hurdles. Under this vesting schedule, 30% of the options granted vest following any ten-consecutive day period in which each closing price of the Common Stock equals or exceeds 110% of the market price on the grant date, an additional 30% of the options vest following any ten-consecutive day period in which each closing price of the Common Stock equals or exceeds 125% of the market price on the grant date and the remaining 40% vest following any ten-consecutive day period in which each closing price of the Common Stock equals or exceeds 150% of the market price on the grant date. Any unvested portion of the options would also vest after seven years' service. It is the Committee's intention to make annual grants of these stock price-based options to key executives and employees. The amount of options awarded to each participant is based on a multiple of then current salary or the Black-Scholes model. Grants are also made to new hires with Committee approval.

     Chief Executive Officer Compensation. Utilizing the services of an outside compensation consultant, the Board approved and the Company entered into a three-year contract with Mr. Jones, effective April 1, 1998. Mr. Jones' base annual compensation was determined based upon the responsibilities of his position, restructuring and performance-related work to be accomplished and the salary provided to chief executives of comparable companies (although no percentile range of comparable pay was targeted). Mr. Jones' 1999 incentive bonus was approved and paid in an amount equivalent to 137.5% of Mr. Jones' base salary at December 31, 1999, based upon the Company substantially exceeding its predetermined operating income and SVA targets for 1999. The Company has established a bonus plan for Mr. Jones in 2000 that will pay a bonus equal to 100% of his base pay upon the achievement of the annual operating income and SVA targets set by the Compensation and Management Development Committee, with greater amounts for exceeding those targets and appropriate reductions for results comprising a substantial amount of, but lower than, target. For a more detailed description of Mr. Jones' employment agreement, see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- Paul
W. Jones" included elsewhere in this statement.

     Tax Considerations. To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Some types of compensation and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Interpretations of and changes in the tax laws and other factors also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to the amount deductible under Section 162(m) of the Internal Revenue Code. In connection with Mr. Jones' employment agreement, the Company has agreed to gross-up certain payments following a change of control which could be treated as excess parachute payments under the Code, so that Mr. Jones' after-tax payment is equivalent to the amount otherwise payable if no excess parachute payment-related excise tax applied. The Company's ability to deduct all or a portion of any payments to Mr. Jones which are treated as excess parachute payments under the Code would be adversely affected under these circumstances.

Compensation and Management Development Committee
Charles W. Gaillard, Chairman
Benjamin F. Bailar
Francisco A. Soler

                               PERFORMANCE GRAPH

     The following graph shows the changes in the value of $100 invested since December 31, 1994, in (i) the Common Stock, (ii) the Center for Research in Security Prices ("CRSP") at the University of Chicago Graduate School of Business' Total Return Index for the NYSE Stock Market (U.S. Companies) and
(iii) the Company's self-determined peer group, assuming that all dividends were reinvested.
PERFORMANCE GRAPH

                                                                              NYSE STOCK MARKET (US       SELF-DETERMINED PEER
                                                  U.S. CAN CORPORATION             COMPANIES)                     GROUP
                                                  --------------------        ---------------------       --------------------
12/1994                                                  100.00                      100.00                      100.00
12/1995                                                   71.10                      135.60                      106.00
12/1996                                                   88.80                      164.40                      134.40
12/1997                                                   88.80                      218.40                      139.50
12/1998                                                   94.10                      262.00                      105.40
12/1999                                                  104.60                      287.20                       80.40

------------------------------------------------------------------------------------------------------------------------
                                 12/30/1994     12/29/1995     12/31/1996     12/31/1997     12/31/1998     12/31/1999
------------------------------------------------------------------------------------------------------------------------
 U.S. Can Corporation              $100.0         $ 71.1         $ 88.8         $ 88.8         $ 94.1         $104.6
 NYSE (U.S. Companies)(1)           100.0          135.6          164.4          218.4          262.0          287.2
 Peer Group(2)                      100.0          106.0          134.4          139.5          105.4           80.4

(1) The Total Return Index for the NYSE Stock Market (U.S. Companies) is an index compiled by CRSP.

(2) The peer group is comprised of Crown Cork & Seal Company, Inc., Ball Corporation, Silgan Holdings Inc., CLARCOR Inc. and BWAY Corp.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of February 29, 2000 (unless otherwise indicated), the number and percentage of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director or director nominee of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group, with sole voting and investment power (unless otherwise indicated).

                                                                      SHARES OF
                                                                     COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                             NUMBER        PERCENT
------------------------------------                            ---------      -------
Salomon Smith Barney Inc., Salomon..........................    1,417,233(1)    10.54%
Brothers Holding Company Inc., Salomon
Smith Barney Holdings Inc.
388 Greenwich Street
New York, NY 10013
     and
Citigroup Inc.
153 East 53rd Street
New York, New York 10043
President and Fellows of Harvard College,...................    1,390,500(2)    10.34%
John Stevens Trust, Nancy Stevens Trust, and
Harvard College Trust
c/o Harvard Management Company, Inc.
600 Atlantic Avenue
Boston, MA 02210
     and
Harvard Master Trust
1350 Massachusetts Avenue
Holyoke Center, Room 340
Cambridge, MA 02138
T. Rowe Price Associates, Inc. and..........................    1,343,100(3)     9.99%
T. Rowe Price Small-Cap Stock Fund, Inc.
100 E. Pratt Street
Baltimore, Maryland 21202
Ricardo Poma................................................      920,133(4)     6.84%
Lomas de San Francisco
San Salvador, El Salvador
Mellon Financial Corporation,...............................      810,097(5)     6.02%
Mellon Bank N.A. and
The Dreyfus Corporation
One Mellon Center
Pittsburgh, Pennsylvania 15258
Woodland Partners LLC.......................................      806,200(6)     5.99%
60 South Sixth Street, Suite 3750
Minneapolis, Minnesota 55402
Frontier Capital Management Co., Inc........................      707,340(7)     5.26%
99 Summer Street
Boston, MA 02110
Francisco A. Soler..........................................      469,233(8)     3.49%
Calvin W. Aurand, Jr........................................        3,633           *
Benjamin F. Bailar..........................................       37,133(9)        *
Charles W. Gaillard.........................................        2,791           *
Louis B. Susman.............................................        3,000           *
Paul W. Jones...............................................      250,667(10)    1.83%
John L. Workman.............................................       61,250(11)       *
Roger B. Farley.............................................       49,334(12)       *
David R. Ford...............................................       24,334(13)       *
Frank J. Galvin.............................................      159,823(14)    1.17%
All directors and executive officers as a group.............    2,005,207(15)   14.42%

-------------------------

 * The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

(1) Salomon Smith Barney Inc. and Salomon Brothers Holding Company Inc. each own beneficially 1,407,133 of these shares. Salomon Smith Barney Holdings Inc. and Citigroup Inc. each own 1,417,233 of these shares. Each of Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc., Salomon Smith Barney Holdings Inc. and Citigroup Inc. reported shared voting and dispositive power for these shares. Salomon Smith Barney Holdings Inc. and Citigroup Inc. disclaim beneficial ownership of these shares.

(2) President and Fellows of Harvard College owns beneficially 1,352,500 of these shares, the Harvard Master Trust owns beneficially 35,300 of these shares, the John Stevens Trust owns beneficially 300 of these shares, the Nancy Stevens Trust owns beneficially 1,000 of these shares and the Harvard College Trust owns beneficially 1,400 of these shares.

(3) T. Rowe Price Associates, Inc. has sole voting power over 257,900 of these shares and sole dispositive power over 1,343,100 of these shares. T. Rowe Price Small-Cap Stock Fund, Inc. has sole voting power over 1,035,000 of these shares. These securities are owned by various institutional investors including T. Rowe Price Small Cap Stock Fund, Inc. (which owns 1,035,000 shares, representing 7.70% of the shares outstanding as of February 29,
     2000), which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, a beneficial owner of such securities.

(4) Salcorp Ltd. ("Salcorp") is the record holder of 340,000 of these shares and Katsura, S.A. ("Katsura") is the record holder of 60,000 of these shares. Mr. Poma is the sole stockholder of both Salcorp and Katsura, and is therefore deemed the beneficial owner of these shares. Scarsdale Company N.V., Inc. ("Scarsdale"), a company associated or affiliated with Mr. Poma, owns 2,133 of these shares. The remaining 518,000 shares are owned by Barcel Corporation ("Barcel"). Mr. Poma is the Trustee for United Capital Trust, a family trust which owns all of the stock of Barcel.

(5) The shares reported are beneficially owned by the direct or indirect subsidiaries of Mellon Financial Corporation, which report shared voting and dispositive power with respect to 100,000 shares, sole voting power with respect to 703,997 shares and sole dispositive power with respect to 703,297 shares.

(6) Woodland Partners LLC manages accounts for the benefit of its clients and reports sole voting power with respect to 708,100 shares, shared voting power with respect to 98,100 shares and sole dispositive power with respect to all shares.

(7) Frontier Capital Management Co., Inc. ("Frontier") is an investment adviser. These shares are owned directly by various accounts managed by Frontier. Such accounts have the right to receive the proceeds from the sale of these shares.

(8) Windsor International Corporation, Atlas World Carriers S.A., The World Financial Corporation S.A. and Scarsdale, corporations affiliated or associated with Mr. Soler or certain of Mr. Soler's relatives, hold 226,100, 123,000, 118,000 and 2,133 of these shares of Common Stock, respectively.

(9) Dean Bailar has sole investment power with respect to a trust in which 35,000 of these shares are held. The other 2,133 shares are held directly by Dean Bailar.

(10) Includes 2,000 shares owned beneficially by Mr. Jones' spouse (of which Mr. Jones disclaims beneficial ownership) and 216,667 shares subject to currently exercisable options. Mr. Jones also owns 23,704 units of deferred Common Stock under the Company's Executive Deferred Compensation Plan.

(11) Includes 51,750 shares subject to currently exercisable options. Mr. Workman also owns 7,310 units of deferred Common Stock under the Company's Executive Deferred Compensation Plan.

(12) Includes 43,334 shares subject to currently exercisable options. Mr. Farley also owns 4,538 units of deferred Common Stock under the Company's Executive Deferred Compensation Plan.

(13) Consists of 15,000 unissued shares underlying a vested stock award and 9,334 shares subject to currently exercisable options. Mr. Ford also owns 7,605 units of deferred Common Stock under the Company's Executive Deferred Compensation Plan.

(14) Includes 94,000 shares subject to currently exercisable options.

(15) Includes 453,620 shares subject to currently exercisable options and awarded but unissued restricted stock. The executive officers also own 57,304 units of deferred Common Stock under the Company's Executive Deferred Compensation Plan.

RECENT DEVELOPMENTS

     On March 22, 2000, a group led by Paul W. Jones, Chairman and Chief Executive Officer of the Company, and Berkshire Partners, the Boston-based private equity firm, made a proposal to the Company's Board of Directors calling for a recapitalization of the Company in which public shareholders of the Company would receive $21.00 in cash per outstanding share of Common Stock. The Company's Board of Directors has formed a special committee consisting of current directors, Benjamin F. Bailar, Calvin W. Aurand, Jr. and Charles W. Gaillard, to evaluate the proposal. Mr. Bailar serves as Chairman of the special committee. The special committee has retained legal counsel and will retain a financial advisor to assist it in evaluating the proposal. Any transaction would be subject to approvals by the special committee and the Board of Directors, shareholder approval, confirmatory due diligence to be performed by the financial institutions that are expected to provide the financing for the proposed transaction, the negotiation and execution of mutually satisfactory definitive agreements and other customary conditions. There can be no assurance that any agreements relating to the proposal will be reached or that any transaction will be consummated.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's independent audit firm for 1999 was Arthur Andersen LLP. The Board of Directors, including all members of the Audit Committee, has selected Arthur Andersen LLP to serve as independent auditors of the Company for the year 2000 and proposes ratification of such selection by the stockholders. Arthur Andersen LLP is familiar with the business and operations of the Company, and has offices in or convenient to most of the Company's plants and office locations.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions, and will have the opportunity to make a statement if so desired.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF
                               THE APPOINTMENT OF
               ARTHUR ANDERSEN LLP AS AUDITORS FOR THE YEAR 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's directors and officers to file reports of their ownership of stock and of changes in such ownership with the SEC. The Company believes that, during 1999, its directors and reporting officers complied with all applicable filing requirements.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The Company will bear the cost of this solicitation. The Company and its proxy solicitor, MacKenzie Partners, Inc., may solicit proxies by mail, in person, via the Internet and by phone. MacKenzie Partners has agreed to assist the Company in obtaining proxies for the 2000 Annual Meeting for a cost of approximately $5,000. The Company will reimburse banks, brokerage houses, other nominees and custodians for the reasonable costs of distributing proxy material and annual reports to the beneficial owners of the shares they hold of record.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Under the Federal securities laws and regulations, stockholder proposals intended for inclusion in the proxy statement to be issued in connection with the 2001 Annual Meeting of Stockholders must be received by the Company on or before November 28, 2000, and must otherwise comply with applicable regulations.

     Under the Company's By-Laws, in order to be timely, notices of other stockholder proposals for nominations or other business at an annual meeting must generally be delivered to the Corporate Secretary of the Company, at the Company's headquarters, not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting (February 26, 2001 and January 27, 2001, respectively, with respect to the 2001 Annual Meeting). Stockholders proposals for nominations at a special meeting called for the purpose of electing directors must generally be delivered to the Corporate Secretary of the Company, at the Company's headquarters, not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement (as defined) is first made of the date of such meeting and the nominees proposed by the Board.

                          ANNUAL REPORT AND FORM 10-K

     Copies of the Company's 1999 Annual Report to Shareholders are being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. The Company is also filing with the SEC its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1999. STOCKHOLDERS DESIRING TO RECEIVE A COPY OF THE FORM 10-K MAY OBTAIN ONE BY WRITING OR CALLING STEVEN K. SIMS, CORPORATE SECRETARY, U.S. CAN CORPORATION, 900 COMMERCE DRIVE, OAK BROOK, ILLINOIS, 60523, TELEPHONE: (630) 571-2500.

                                          By Order of the Board of Directors

                                          LOGO
                                          Steven K. Sims
                                          Vice President,
                                          General Counsel and Secretary

PROXY                                                                     PROXY

                              U.S. CAN CORPORATION

        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 27, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby authorizes Paul W. Jones and Steven K. Sims, with full authority, which may be exercised by either one or both of them, with power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of U.S. Can Corporation to be held at the headquarters of the Company located at 900 Commerce Drive, Oak Brook, Illinois, at 10:00 a.m. (local time) on April 27, 2000, and at any adjournment thereof, as designated herein, and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

New Address:
            ---------------------------

            ---------------------------

            ---------------------------


                          PLEASE COMPLETE REVERSE SIDE

                              U.S. CAN CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


                                      FOR     WITHHOLD   FOR ALL
1. To elect the following nominees    ALL       ALL      EXCEPT*      2. To ratify the selection of       FOR   AGAINST   ABSTAIN
   for Director, to serve a term      [ ]       [ ]        [ ]           Arthur Andersen LLP as the       [ ]     [ ]       [ ]
   expiring in 2003.                                                     Company's independent auditors
                                                                         for 2000.

   Paul W. Jones and Benjamin F. Bailar.                              3. Check here if you plan           [ ]
                                                                         to attend the Meeting.

----------------------------------------                                 Check here if                    [ ]
*Nominee Exception                                                       address has changed.
                                                                         (make corrections on
                                                                         reverse side)


                THIS AREA RESERVED FOR ADDRESSING                    Dated:                                 , 2000
                     key lines do not print                                ---------------------------------

                                                                     ---------------------------------------------
                                                                     Signature(s)

                                                                     ---------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER        Please sign exactly as name appears hereon. Joint
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION      owners should each sign personally. Executors,
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.             trustees, officers, etc. should indicate their titles
                                                                     when signing.

                              FOLD AND DETACH HERE

                   PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.